Exhibit 10.2

WESTMORELAND MINING LLC

9540 South Maroon Circle, Suite 200
Englewood, CO  80112

AMENDMENT NO. 1

Dated as of June 28, 2012

To Each of the Several Institutional Investors
Listed on the Signature Pages of this Amendment

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement, dated as of June 26, 2008 (the “Note Agreement”), by and among Westmoreland Mining LLC, a Delaware limited liability company (the “Company”), each of the Guarantors referred to therein, and each of the institutional investors identified in Schedule A thereto, providing, inter alia, for the issuance and sale by the Company of the Company’s 8.02% Senior Guaranteed Secured Notes, due March 31, 2018 (the “Notes”) in the original aggregate principal amount of $125,000,000.  Capitalized terms used and not otherwise defined herein shall have the respective meanings attributed thereto in the Note Agreement.

This Amendment No. 1 is hereinafter referred to as this “Amendment”.

Preliminary Statements

A.           The Company and the Guarantors (collectively, the “Obligors”) have entered into (1) the Note Agreement with the original purchasers of the Notes and (2) that certain Amended and Restated Credit Agreement, dated as of June 26, 2008 with the Banks (as defined therein) and the other parties thereto (as amended, the “Credit Agreement”).

B.           The Obligors have requested that the holders of the Notes (the “Noteholders”) amend certain of the covenants contained in the Note Agreement and that the Banks amend the corresponding covenants contained in the Credit Agreement.

C.           The Required Holders are willing, based upon certain statements, representations and agreements of the Obligors, to make such amendments to the Note Agreement.

The further provisions of this Amendment set forth the agreement of the Obligors with the Noteholders regarding such amendments.

1.           Amendments to Note Agreement.

(a)           The definition of "Adequately Funded" contained in Schedule B of the Note Agreement is hereby amended and restated in its entirety as follows:

Adequately Funded shall mean a Plan's assets-to-liabilities relationship described herein.  A Plan is Adequately Funded if, as of the last day of the Plan Year which has most recently ended (the "Valuation Date") and based on an actuarial valuation made as of the first day of such Plan Year by the Plan's regular actuarial consultant, the value of the Plan's assets as determined under Section 412(c)(2) of the Internal Revenue Code, including any contributions made to the Plan within eight and 1/2 months of the Valuation Date, is not less than 80% of the Plan's Current Liability, as determined under Section 412(l)(7) of the Code using the maximum allowable interest rate under such subsection, and recognizing over three years any plan change, such as any plan amendment or required statutory change in benefits, (but not changes in actuarial assumption or normal plan experience).

(b)           Section 10.17 of the Note Agreement is hereby amended and restated in its entirety as follows:

Section 10.17 Minimum Debt Service Coverage Ratio.

The Obligors shall not permit the Debt Service Coverage Ratio to be less than 1.30 to 1.00, calculated as of the end of each fiscal quarter after the Closing Date based upon the immediately preceding four fiscal quarters with the exception of the fiscal quarters ending June 30, 2012 and September 30, 2012, during which periods the Debt Service Coverage Ratio shall not be permitted to be less than 1.20 to 1.00.

(c)             Section 10.18 of the Note Agreement is hereby amended and restated in its entirety as follows:

Section 10.18 Maximum Leverage Ratio.

The Obligors shall not permit the ratio of Consolidated Net Indebtedness of the Company and its Subsidiaries to Consolidated EBITDA to exceed the ratio set forth below for such period, calculated as of the end of each fiscal quarter during each such period based upon the immediately preceding four fiscal quarters:

Period	Ratio
Closing Date through June 30, 2010	3.00 to 1.00

July 1, 2010 through December 31, 2010	2.75 to 1.00

January 1, 2011 through December 31, 2011	2.50 to 1.00

January 1, 2012 through December 31, 2012	2.25 to 1.00

January 1, 2013 through March 31, 2013	2.25 to 1.00

April 1, 2013 through June 30, 2013	2.00 to 1.00

July 1, 2013 through September 30, 2013	1.75 to 1.00

October 1, 2013 and thereafter	1.50 to 1.00

2.           Representations and Warranties.

The Company and each other Obligor hereby represents and warrants to each Noteholder that, as of the date hereof and after giving effect to this Amendment:

(a)           The representations and warranties of the Obligors contained in the Note Agreement are true and correct on and as of the date hereof with the same force and effect as though made by the Obligors on such date, except to the extent that any such representation or warranty expressly relates solely to a previous date (in which case such representation and warranty shall be true and correct as of such previous date) or is the subject of transactions permitted under the Note Agreement;

(b)           The Obligors have full power to enter into, execute, deliver and carry out this Amendment, and such actions have been duly authorized by all necessary proceedings on its part.  This Amendment has been duly and validly executed and delivered by the Company and each other Obligor.  This Amendment constitutes the legal, valid and binding obligation of the Company and each other Obligor which is enforceable against Company and each other Obligor in accordance with its terms, except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or by general equitable principles limiting the availability of specific performance or other equitable remedies.  Neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of any organizational documents of Company or any other Obligor or (ii) any Law or any agreement or instrument or other obligation to which Company or any other Obligor is a party or by which it or any of the other Obligors is bound, or result in the creation or enforcement of any Lien upon any property of Company or any other Obligor other than as set forth in the Security Documents;

(c)           No consent, approval, exemption, order or authorization of any person or entity other than, as the case may be, the parties hereto is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Amendment;

(d)           The individual executing this Amendment on behalf of the Company and each other Obligor, is authorized to execute and deliver this Amendment on behalf of the Company and each other Obligor, and holds the office(s) with the Company and each other Obligor, as the case may be, set forth below his signature to this Amendment; and

(e)           No Event of Default or Potential Default has occurred and is continuing or exists.

4.           Effectiveness.

This Amendment shall not become effective until, and shall become effective upon, (i) the Obligors and holders of Notes constituting the Required Holders executing and delivering counterparts hereof, (ii) the execution and delivery of an amendment to the Credit Agreement by all of the parties thereto, making corresponding changes thereto and (iii) the payment of all costs and expenses of each Noteholder in connection with this Amendment, including the fees and disbursements of special counsel for the Noteholders.

5.           Miscellaneous.

(a)           In accordance with Section 15.1 of the Note Agreements, the Obligors will pay all costs and expenses incurred by each Noteholder in connection with this Amendment, including the fees and disbursements of special counsel for the Noteholders.

(b)           The amendments provided for herein are limited to the circumstances expressly referred to in this Amendment, and no other consents, waivers, amendments or other modifications of the terms of the Note Agreement, the Notes or the other Financing Documents shall be inferred from the terms hereof.

(c)           The terms, covenants and conditions contained in the Note Agreement, the Notes and the other Financing Documents, except to the extent herein expressly waived, are hereby ratified and confirmed in all respects and the Note Agreement, the Notes and the other Financing Documents, as expressly amended hereby, shall remain in full force and effect, notwithstanding any provision of this Amendment to the contrary or any consent given hereunder or any action taken pursuant hereto.

(d)           Any and all notices, requests, certificates, and other instruments executed and delivered subsequent to the effectiveness of this Amendment may refer to the Note Agreement and/or any other Financing Document, as appropriate, without making specific reference to this Amendment or to any prior amendment of or other modification to the Note Agreement or any other Financing Document, and all such references nevertheless shall be deemed to include, unless the context otherwise requires, this Amendment and all such previously-effective amendments and other modifications.

(e)           The descriptive headings of the sections and other subdivisions of this Amendment shall not affect the meanings or construction of any of the provisions hereof.

(f)           This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.  Delivery of an executed counterpart of this Amendment by facsimile or transmitted electronically in either Tagged Image File Format (“TIFF”) or Portable Document Format (“PDF”) shall be equally effective as delivery of a manually executed counterpart hereof.  Any party delivering an executed counterpart of this Amendment by facsimile, TIFF or PDF shall also deliver a manually executed counterpart hereof, but failure to do so shall not affect the validity, enforceability, or binding effect of this Amendment.

If you are in agreement with the foregoing, please sign the appropriate signature block on the accompanying counterparts of this Amendment and return one of the same to the Company.

WESTMORELAND MINING LLC By: /s/ Jennifer Grafton Name: Jennifer Grafton Title: Secretary

WESTERN ENERGY COMPANY By: /s/ Jennifer Grafton Name: Jennifer Grafton Title: Secretary

DAKOTA WESTMORELAND CORPORATION By: /s/ Jennifer Grafton Name: Jennifer Grafton Title: Secretary

WESTMORELAND SAVAGE CORPORATION By: /s/ Jennifer Grafton Name: Jennifer Grafton Title: Secretary

ACCEPTED AND AGREED:

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

By /s/ Andrew M. Leicester
Name:  Andrew M. Leicester
Title:  Director

NEW YORK LIFE INSURANCE COMPANY

By /s/ Kathleen A. Haberkern
Name:  Kathleen A. Haberkern
Title:  Corporate Vice President

NEW YORK LIFE INSURANCE AND
ANNUITY CORPORATION
By:  New York Life Investment Management LLC,
Its Investment Manager

By /s/ Kathleen A. Haberkern
Name:  Kathleen A. Haberkern
Title:  Director

NATIONWIDE MUTUAL FIRE INSURANCE
COMPANY
NATIONWIDE LIFE AND ANNUITY
INSURANCE COMPANY
NATIONWIDE LIFE INSURANCE COMPANY

By /s/ Mary Beth Cadle
Name:  Mary Beth Cadle
Title:  Authorized Signatory

PRINCIPAL LIFE INSURANCE COMPANY
By: Principal Global Investors, LLC
      A Delaware limited liability
      Company, its authorized signatory

By /s/ Alan P. Kress
Name:  Alan P. Kress
Title:  Counsel

By /s/ Colin Pennycooke
Name:  Colin Pennycooke
Title:  Counsel

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

By /s/ John R. Eudres
Name:  John R. Eudres
Title:  Investment Officer

GENWORTH LIFE INSURANCE COMPANY OF NEW YORK

By /s/ John R. Eudres
Name:  John R. Eudres
Title:  Investment Officer

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:  Babson Capital Management LLC
        As Investment Sub-Advisor

By /s/ John Wheeler
Name:  John Wheeler
Title:  Managing Director

ACCEPTED AND AGREED:

C.M. LIFE INSURANCE COMPANY
    By:  Babson Capital Management LLC
              As Investment Sub-Advisor

By /s/ John Wheeler
Name:  John Wheeler
Title:  Managing Director